     As filed with the Securities and Exchange Commission on March 5, 2002
                                                    Registration No. 333-
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                               -----------------
                                   FORM S-3
            REGISTRATION STATEMENT Under THE SECURITIES ACT OF 1933
                               -----------------
                                  SENETEK PLC
            (Exact name of registrant as specified in its charter)

                            Senetek PLC620 Airpark
                             RoadNapa, California
          England             94558(707) 226-3900           77-0039728
      (State or Other       (Address, including ZIP           (I.R.S.
       Jurisdiction           code, andtelephone      EmployerIdentification
    ofIncorporation or      number, including area            Number)
       Organization)         code,of registrant's
                              principal executive
                                   offices)
                               -----------------
                               Frank J. Massino
                                  Senetek PLC
           620 Airpark Road, Napa, California 94558   (707) 226-3900
(Name, address, including ZIP code, and telephone number, including area code, of agent for service)
                               -----------------
                                  Copies to:
Jeffrey T. Pero, Esq.
                             Kevin D. Burnett, Esq.
              Latham & Watkins 505 Montgomery Street, Suite 1900
               San Francisco, California 94111   (415) 391-0600
                               -----------------
   Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.
   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [_]
   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE

================================================================================

                                               Proposed Maximum  Proposed Maximum
     Title of each class of       Amount to be  Offering Price  Aggregate Offering    Amount of
   Securities to be Registered     Registered   Per Share (1)        Price(1)      Registration Fee
---------------------------------------------------------------------------------------------------
Ordinary shares, par value 5p per
  share, each represented by one
  American Depositary Share(2)...   620,036(3)      $1.03            $635,537           $58.47
---------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(1) Estimated solely for the purpose of computing the amount of registration fee, based on the average of the high and low prices for American
    Depositary Shares representing Ordinary shares as reported on the Nasdaq SmallCap Market on March 5, 2002, in accordance with Rule 457(c) promulgated under the Securities Act of 1933.
(2) American Depositary Shares evidenced by American Depositary Receipts issuable upon deposit of the equity shares registered hereby are registered pursuant to a separate registration statement on Form F-6 (33-71618).
(3) Includes 278,289 American Depositary Shares representing Ordinary shares held by certain Selling Stockholders that were issued as payment of the outstanding interest on promissory notes due in 2004.
   The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

The information in this prospectus is not complete and may be changed. The selling stockholders may not resell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and this prospectus is not soliciting an offer to by these securities in any state where the offer or sale is not permitted.

PROSPECTUS

                  SUBJECT TO COMPLETION, DATED MARCH 5, 2002

                                  SENETEK PLC
                      620,036 American Depositary Shares
                     Each Representing One Ordinary Share

   The shares covered by this prospectus include 620,036 American Depositary Shares, or ADSs, each representing one of our Ordinary shares held by certain Selling Stockholders, 278,289 ADSs of which were issued as payment of the interest on promissory notes held by certain Selling Stockholders.

   Our ADSs are traded in the over-the-counter market on the Nasdaq SmallCap Market under the symbol "SNTK." On March 4, 2002, the closing price of our ADSs was $1.02.

    Investing in our ADSs involves certain risks. See "Risk Factors" beginning on page 2 to read about important factors you should consider before buying our ADSs.

                               -----------------

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                               -----------------

                  The date of this prospectus is      , 2002

   You should only rely on the information contained in this document, a supplement accompanying this document or information that we have referred you to. We have not authorized anyone to provide you with information that is different. This prospectus and any accompanying supplement to this prospectus are not offers to sell or solicitations of offers to by any securities other than the ADSs to which they relate. Senetek is not making an offer to sell the ADSs in any jurisdiction where the offer of sale is not permitted. The information contained in this prospectus is accurate as of the dates on their covers. When we deliver this prospectus or a supplement or make a sale pursuant to this prospectus, we are not implying that the information is current as of the date of the delivery or sale.

                               Table of Contents

                                                              Page
                                                              ----
              Senetek PLC....................................  2
              Risk Factors...................................  2
              Disclosure Regarding Forward Looking Statements  6
              The Selling Stockholders.......................  7
              Where You Can Find More Information............  8
              Use of Proceeds................................  9
              Plan of Distribution...........................  9
              Legal Matters..................................  9
              Experts........................................  9

                                  SENETEK PLC

   Senetek is a science-driven biotechnology company that develops, manufactures and markets proprietary products for the enhancement of quality of life, primarily products for the diagnosis and treatment of aging-related healthcare problems. Recently, we have decided to focus on two business sectors: biopharmaceuticals, in particular therapeutic agents for erectile dysfunction and female sexual dysfunction, and proprietary skincare technologies. In connection with product development activities, we sponsor research in the life sciences and biotechnology fields.

   Senetek is a public limited company that was registered in England in 1983 (registration number 1759068). We have two wholly-owned subsidiaries, Senetek Drug Delivery Technologies, Inc. and Carme Cosmeceutical Sciences, Inc., both of which are Delaware corporations.

   Our principal executive offices are located at 620 Airpark Road, Napa, California 94558, and our telephone number at that address is (707) 226-3900.

                                 RISK FACTORS

If we continue to incur operating losses for a period longer than anticipated, we may be unable to continue our operations.

   Although we began operating almost 19 years ago in October 1983, our business is subject to the risks inherent in the establishment of a relatively new business enterprise in the field of biopharmaceuticals. You should consider the likelihood of the success of our business in light of the problems, expenses, difficulties and delays frequently encountered in connection with the development of new products and the competitive and regulatory environment in which we are operating. Since inception, we have produced $39,079,000 in gross revenues and we have had cumulative losses of $88,246,000 (including total net income of $743,000 for the nine month period ended September 30, 2001).

   As a result of these losses, our independent auditors have added an explanatory paragraph to their report on the December 31, 2000 financial statements that these losses raise substantial doubt about our ability to continue as a going concern. We cannot assure you that revenues from our products, including Kinetin, will rise to a level that will allow us to operate profitably.

Our operating results fluctuate from quarter to quarter, which makes it difficult to predict our future performance.

   Our operating results have fluctuated in the past and are likely to do so in the future. These fluctuations could cause our stock price to decline.

   Because many of our expenses are relatively fixed in the short-term, our earnings will decline if revenue declines in a given quarter. This could be due to delays in recognizing revenue or for other reasons. In particular, research and development and general and administrative expenses are not affected directly by variations in revenue.

   Due to fluctuations in our revenue and operating expenses, we believe that period-to-period comparisons of our results of operations are not a good indication of our future performance. In future quarter or quarters, our operating results could be below the expectations of securities analysts or investors. In that case, our stock price could fluctuate significantly or decline.

If we are unable to obtain further funding, our ability to operate could suffer.

   In the event that we are unable to obtain further funding, or the costs of development and operations prove greater than anticipated, we may be required to further curtail our operations or seek alternative financing arrangements. Additional financing may not be available to us on favorable terms or at all. If we have insufficient funds or are unable to raise additional funds, we may be required to delay, reduce or cease certain of our programs. This would materially and adversely affect our business.

   In the event that we are able to obtain further funding, any future financings may result in the substantial dilution of stockholders' interests and may result in future investors being granted rights superior to those of existing stockholders.

If we cannot develop commercially successful products, we will not be able to generate significant revenues.

   Our product launches to date have generated limited revenues. We have product candidates in various stages of development and may undertake substantial additional research and development and preclinical and clinical testing of our products. We may or may not have sufficient capital resources to continue our research and development efforts and our research and development efforts may not result in the development of any commercially successful products.

   Some of our potential products are subject to the risks of failure inherent in the development of new biopharmaceutical products including the risks that:

    .  a product candidate fails in preclinical studies;

    . a potential product is not shown to be safe and effective in clinical trials;

    .  we fail to obtain regulatory approval for the product;

    . we fail to produce a product in commercial quantities at an acceptable cost; and

    .  a product does not gain market acceptance.

Continued research and development efforts are required or our products may be rendered obsolete by other technological developments.

   Our field is characterized by extensive research efforts. Our research could prove unproductive. Furthermore, other companies could engage in research or development which renders our programs superfluous or obsolete. This is true for all companies who operate in the same field.

Competition in our industry is intense, and an inability to compete successfully may harm our business.

   The biomedical, drug delivery, biopharmaceutical and pharmaceutical industries are highly competitive. Our business and research efforts compete with drug discovery programs at biotechnology, drug delivery, biopharmaceutical and pharmaceutical companies, as well as with internal drug discovery efforts of pharmaceutical companies acting independently or in collaboration with other companies. In addition, academic institutions, government agencies throughout the world and public and private organizations conducting research may seek intellectual property protection, discover competing products, or establish collaborative arrangements in our area of research and development.

We face exposure to liability for our products.

   During recent years, lawsuits resulting in very substantial liability have been filed against companies engaged in the manufacture of pharmaceutical and other medical-related products or devices which have subsequently proved harmful to human health. Many of these cases have exposed companies to liability long after the products have been brought to market even though, at the time of their development, based on extensive research, there were no perceived risks of injury. Thus, notwithstanding United States Food and Drug Administration or other foreign governmental approval, we cannot assure you that we will not be subject to liability from the use of our products, or that our product liability coverage will be adequate to protect against future claims. Management intends to have third parties manufacture and distribute certain of our products in order to lessen our liability. However, we cannot assure you that this result will be achieved.

We rely on certain key suppliers in order to produce our products.

   We manufacture all of our products through third-party contractors and purchase raw materials from third-party suppliers. We recently established a dual supply chain for Kinetin. Although we believe that other suppliers are available who can produce similar materials and products, we cannot assure you that such materials would be available to us on an immediate basis if needed, or at prices similar to those now paid by us.

If we are unable to effectively protect our intellectual property, we will be unable to prevent third parties from using our technology, which could impair our ability to compete in the market.

   Our success will depend in part on our ability to obtain and maintain meaningful patent protection for our products, both in the United States and in other countries. Our inability to do so could harm our competitive position. We rely on our issued and pending patent applications in the United States and in other countries to protect a large part of our intellectual property and our competitive position. We cannot assure you that any of the currently pending or future patent applications will issue as patents, or that any patents issued to us will not be challenged, invalidated, held unenforceable or circumvented. Further, we cannot assure you that our intellectual property rights will be sufficiently broad to prevent third parties from producing competing products similar in design to our products.

   In addition to patent protection, we also rely on protection of trade secrets, know-how and confidential and proprietary information. We generally enter into confidentiality agreements with our employees, consultants and our collaborative partners upon commencement of a relationship with us. However, we cannot assure you that these agreements will provide meaningful protection against the unauthorized use or disclosure of our trade secrets or other confidential information or that adequate remedies would exist if unauthorized use or disclosure were to occur. The exposure of our trade secrets and other proprietary information would impair our competitive advantages and could have a material adverse effect on our operating results, financial condition and future growth prospects. Further, we cannot assure you that others have not or will not independently develop substantially equivalent know-how and technology.

   Our commercial success also depends in part on avoiding the infringement of other parties' patents or proprietary rights and the breach of any licenses that may relate to our technologies and products. We are aware of several third-party patents that may relate to our technology. We believe that we do not infringe these patents but cannot assure you that we will not be found in the future to infringe these or other patents or proprietary rights of third parties, either with products we are currently developing or with new products that we may seek to develop in the future. If third parties assert infringement claims against us, we may be forced to enter into license arrangements with them. We cannot assure you that we could enter into the required licenses on commercially reasonably terms, if at all. The failure to obtain necessary licenses or to implement alternative approaches may prevent us from commercializing products under development and would impair our ability to be commercially competitive.

   We may also become subject to interference proceedings conducted in the United States Patent and Trademark Office to determine the priority of inventions.

The cost of enforcing our proprietary rights may be expensive and result in increased losses.

   The defense and prosecution, if necessary, of intellectual property suits, United States Patent and Trademark Office interference proceedings and related legal and administrative proceedings would result in substantial expense to us and significant diversion of effort by our technical and management personnel. An adverse determination in litigation or interference proceedings to which we may become a party could subject us to significant liabilities to third parties, could put our patents at risk of being invalidated or interpreted narrowly and could put our patent applications at risk of not issuing.

   Further, there is a risk that some of our confidential information could be compromised during the discovery process of any litigation. During the course of any lawsuit, there may be public announcements of the results of hearings, motions and other interim proceedings or developments in the litigation. If securities analysts or investors perceive these results to be negative, it could have a substantial negative effect on the trading price of our stock.

Regulation by government agencies imposes significant costs and restrictions on our business activities.

   The production and sale of pharmaceutical products is highly regulated. Our ability and the ability of our partners to secure regulatory approval for our products and to continue to satisfy regulatory requirements will determine our future success. We may not receive required regulatory approvals for our products or receive approvals in a timely manner. In particular, the United States Food and Drug Administration and comparable agencies in foreign countries, including the European Medicines Evaluation Agency and the Medicines Control Agency in the United Kingdom, must approve human therapeutic and preventive products before they are marketed. This approval process can involve lengthy and detailed laboratory and clinical testing, sampling activities and other costly and time-consuming procedures. While the time required to obtain approval varies, it can take several years. Delays in obtaining regulatory approvals could adversely affect the marketing of products and our ability to receive product revenues or royalties. We cannot guarantee that we will be able to obtain the necessary approvals for clinical testing or for the manufacturing and marketing of any products that we develop.

   We are also subject to ongoing regulatory review. Discovery of previously unknown problems with a product, manufacturer or facility or other violations of regulatory requirements may result in:

    .  fines;

    .  suspensions of regulatory approvals;

    .  product recalls; and/or

    .  criminal prosecution.

   The failure to obtain regulatory approvals, the restriction, suspension or revocation of regulatory approvals or any other failure to comply with regulatory requirements or changes in the regulatory framework could materially and adversely affect our business.

Professional guidelines could adversely affect our business.

   Private health organizations and science foundations may publish recommendations for treatments, which affect various therapies, drugs or procedures, including any products we might develop. These recommendations may relate to:

    .  usage;

    .  dosage;

    .  method of administration; and

    .  use of other therapies simultaneously.

   If patients and health care providers follow recommendations or guidelines that result in decreased use of our products, our business could be materially and adversely affected.

The price of our ADSs is volatile.

   The market price of our ADSs, like that of other biotechnology companies, has fluctuated significantly. Factors that could cause our stock price to fluctuate in the future may include:

    . announcements by us or our competitors of clinical trial results and other product developments;

    . adverse developments in the protection of intellectual property or other legal matters;

    . announcements in the scientific and research community or by other biotechnology companies;

    .  regulatory changes that affect our products;

    .  fluctuations in our operating results; and

    .  changes in third-party reimbursement policies or in medical practices.

Third-party reimbursement and health care cost containment initiatives may constrain our future revenues.

   Our ability to successfully market any product we develop, and particularly with respect to our Invicorp product candidate, will depend in part on the level of reimbursement that government health administration authorities, private health coverage insurers and other organizations provide for the cost of our products and related treatments. We may not be able to sell our products profitably if reimbursement is unavailable or limited in scope. Third-party payors may not reimburse patients for newly approved health care products such as those that we are developing. Increasingly, third-party payors are attempting to contain health care costs in ways that are likely to impact our development of products including:

    .  challenging the prices charged for health care products;

    . limiting both coverage and the amount of reimbursement for new therapeutic products;

    . denying or limiting coverage for products that are approved by the regulatory agencies but are considered experimental or investigational by third-party payors; and

    . refusing to provide coverage when an approved product is used in a way that has not received regulatory marketing approval.

United States judgments may not be enforceable against us.

   Judgments of United States courts, including those predicated on the civil liability provisions of the federal securities laws of the United States, may not be enforceable against us in courts in the United Kingdom. As a result, stockholders who obtain a judgment against us in the United States may not be able to require us to pay the amount of the judgment.

                DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

   We have included statements in this prospectus which contain words or phrases such as "may," "will," "will likely result," "believe," "expect," "will continue," "anticipate," "estimate," "intend," "plan," "contemplate," "seek to," "future," "objective," "goal," "project," "should" and similar expressions or variations of such expressions, that are "forward-looking statements." Actual results may differ materially from those suggested by the forward-looking statements due to risks or uncertainties associated with our expectations with respect to, but not limited to, our ability to implement our strategy, our growth and expansion, the outcome of any disputes with third parties and the risk factors set forth below.

                           THE SELLING STOCKHOLDERS

   All of the ADSs are being sold by the Selling Stockholders identified in the following table (including the footnotes). The table (including the footnotes) also sets forth information regarding the beneficial ownership of our outstanding Ordinary shares as of February 22, 2002 for each of the Selling Stockholders. Except as indicated by the notes to the following table, the holders listed below have sole voting power and investment power over the shares beneficially held by them. Because the Selling Stockholders may sell all or some portion of the ADSs covered by this prospectus, we cannot estimate the number of ADSs, and the percentage of outstanding shares, that will be held by any of them after any particular sale. The address of Silver Creek Investments, Ltd., Bomoseen Investments, Ltd., Dandelion Investments, Ltd., Elstree Holdings, Ltd., Wallington Investments, Ltd. is c/o Robert T. Tucker, Esq., 61 Purchase Street, Suite 2, Rye, New York, 10580. The address of Scorpion Holdings, Inc. is 505 Park Avenue, 12/th Floor, New York, New York 10022. /

                                  Beneficial Ownership                 Beneficial Ownership
                                   Before Offering(1)                  After Offering(1)(2)
                                  --------------------    Number of    -------------------
                                    Shares   Percentage Shares Offered  Shares   Percentage
                                  ---------- ---------- -------------- --------- ----------
Silver Creek Investments, Ltd.(3)  2,947,850    4.8%        82,764     2,865,086    4.7%
Bomoseen Investments, Ltd.(4)....  2,947,849    4.8%        82,763     2,865,086    4.7%
Dandelion Investments, Ltd.(5)...  2,007,961    3.3%        56,381     1,951,580    3.2%
Elstree Holdings, Ltd.(6)........  2,007,962    3.3%        56,381     1,951,581    3.2%
Scorpion Holdings, Inc.(7).......    341,747    0.6%       341,747            --     --
Total............................ 10,253,369     --        620,036     9,633,333     --

--------
* less than one percent

(1) Based on 59,052,153 Ordinary shares outstanding as of February 22, 2002. For the purpose of calculating the percentage beneficial ownership of each Selling Stockholder, we have assumed exercise in full of all warrants to purchase Ordinary shares held by each Selling Stockholder.
(2) For the purpose of calculating the beneficial ownership of each Selling Stockholder after the offering, we have assumed that each Selling Stockholder sells all of the ADSs offered pursuant to this registration statement.
(3) Includes 2,238,817 Ordinary shares issuable upon exercise of currently exercisable warrants and an additional 626,269 Ordinary shares that were previously registered on Form S-3 (Registration No. 333-37782), as amended. The shares offered were issued as interest payments on promissory notes issued to Silver Creek Investments, Ltd. Robert T. Tucker, Esq. is the sole director of Silver Creek Investments, Ltd. In his capacity as director, he may be deemed to share beneficial ownership of any shares beneficially owned by Silver Creek Investments, Ltd. but disclaims any such beneficial ownership.
(4) Includes 2,238,817 Ordinary shares issuable upon exercise of currently exercisable warrants and an additional 626,269 Ordinary shares that were previously registered on Form S-3 (Registration No. 333-37782), as amended. The shares offered were issued as interest payments on promissory notes issued to Bomoseen Investments Ltd. Robert T. Tucker, Esq. is the sole director of Bomoseen Investments, Ltd. In his capacity as director, he may be deemed to share beneficial ownership of any shares beneficially owned by Bomoseen Investments, Ltd. but disclaims any such beneficial ownership.
(5) Includes 1,524,992 Ordinary shares issuable upon exercise of currently exercisable warrants and an additional 426,588 Ordinary shares that were previously registered on Form S-3 (Registration No. 333-37782), as amended. The shares offered were issued as interest payments on promissory notes issued to Dandelion Investments, Ltd.
(6) Includes 1,524,992 Ordinary shares issuable upon exercise of currently exercisable warrants and an additional 426,587 Ordinary shares that were previously registered on Form S-3 (Registration No. 333-37782), as amended. The shares offered were issued as interest payments on promissory notes issued to Elstree Holdings, Inc.
(7) The shares offered were issued as a transaction fee in connection with the restructuring of existing promissory notes and warrants.

   No predictions can be made as to the effect, if any, that future sales of ADSs, or the availability of ADS for future sales, will have on the market price of the ADSs prevailing from time to time. Sales of substantial amounts of ADSs (including ADSs issued upon the exercise of stock options, warrants or upon the conversion of notes), or the perception that such sales could occur, could adversely affect prevailing market prices of the ADSs.

                      WHERE YOU CAN FIND MORE INFORMATION

   We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). You can inspect and copy these reports, proxy statements and other information at the public reference facilities of the Commission, in Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. You can also obtain copies of these materials from the public reference section of the Commission at prescribed rates. Please call the Commission at 1-800-SEC-0330 for further information on the public reference rooms. The Commission also maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission (http://www.sec.gov).

   We have filed a registration statement and related exhibits with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). The registration statement contains additional information about our common stock and us. You may inspect the registration statement and exhibits without charge at the office of the Commission in Washington, D.C., and you may obtain copies from the Commission at prescribed rates.

   The Commission allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the Commission will automatically update and supersede this information. We incorporate by reference the following documents we filed with the Commission pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"):

    . Annual Report on Form 10-K for the year ended December 31, 2000 filed March 20, 2001;

    . Quarterly Report on Form 10-Q for the Quarterly period ended March 31, 2001 filed May 7, 2001;

    . Quarterly Report on Form 10-Q for the Quarterly period ended June 30, 2001 filed August 6, 2001;

    . Quarterly Report on Form 10-Q for the Quarterly period ended September, 30, 2001 filed November 7, 2001

    . Description of our Ordinary shares contained in our registration statement on Form 8-A filed June 4, 1986; and

    . All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the offering of the Ordinary shares thereby is stopped (other than those portions of such documents described in paragraphs (i), (k), and (l) of
       Item 402 of Regulation S-K promulgated by the Commission).

   You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

                              Investor Relations
                                  Senetek PLC
                               620 Airpark Road
                            Napa, California 94558
                                (707) 226-3900

   You should rely only on the information incorporated by reference or provided in this prospectus and any supplement. We have not authorized anyone else to provide you with different information.

                                USE OF PROCEEDS

   The ADSs are being sold by the Selling Stockholders for their own accounts, and we will not receive any of the proceeds from the sale.

                             PLAN OF DISTRIBUTION

   The Selling Stockholders are selling our ADSs for their own accounts. The Selling Stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. The Selling Stockholders may sell the ADSs being offered hereby on the Nasdaq SmallCap Market, or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or at negotiated prices. The ADSs may be sold by one or more of the following means of distribution:

    . a block trade in which the broker-dealer so engaged will attempt to sell ADSs as an agent, but may position and resell a portion of the block as principal to facilitate the transaction;

    . purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this Prospectus;

    . an over-the-counter distribution in accordance with the rules of the Nasdaq SmallCap Market;

    . ordinary brokerage transactions and transactions in which the broker solicits purchasers; and

    .  in privately negotiated transactions.

   To the extent required, we may amend or supplement this Prospectus from time to time to describe a specific plan of distribution.

   In connection with distributions of the ADSs or otherwise, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of ADSs in the course of hedging the positions they assume with Selling Stockholders. The Selling Stockholders may also sell our ADSs short and redeliver the ADSs to close out such short positions. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of ADSs offered hereby, which ADSs such broker-dealer or other financial institution may resell pursuant to this Prospectus (as supplemented or amended to reflect such transaction). The Selling Stockholders may also pledge ADSs to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution may effect sales of the pledged ADSs pursuant to this Prospectus (as supplemented or amended to reflect such transaction). In addition, any ADSs that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this Prospectus.

                                 LEGAL MATTERS

   The legality of the securities offered by this prospectus will be passed upon for us by Latham & Watkins, London, England. Any underwriters will be advised about the other issues relating to any offering by their own legal counsel.

                                    EXPERTS

   Our consolidated financial statements and schedules as of December 31, 2000 and 1999 and for each of the three years in the period ended December 31, 2000 on Form 10-K incorporated by reference in this prospectus have been audited by BDO Seidman LLP, independent certified public accountants, to the extent and for the periods set forth in their report (which contains explanatory paragraphs regarding our ability to continue as a going concern) incorporated herein by reference, and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

                                    PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

   The expenses to be paid by us in connection with the distribution of the securities being registered are as set forth in the following table:

              Securities Act Registration Fee............. $ 1,000.00
           * Legal Fees and Expenses (other than Blue Sky)  30,000.00
           * Accounting Fees and Expenses.................  10,000.00
           * Printing Expenses............................   6,000.00
              Blue Sky Fees and Expenses..................   3,000.00
                                                           ----------
              Total....................................... $50,000.00
                                                           ==========

    ----
    * Estimated

Item 15.   Indemnification of Directors and Officers.

   Article 158 of the Articles of Association of the Registrant provides as follows:

                                   INDEMNITY

                "Subject to the provisions of the Statutes, every Director, or other Office or other Auditor for the time being of the Company shall be indemnified out of the assets of the Company against all costs, charges, expenses, losses and liabilities which they may sustain or incur in or about the execution of his office or otherwise in relation thereto."

Item 16.  Exhibits.

   The following documents are filed as part of this registration statement.

Exhibit
Number                                             Description
------                                             -----------

  5     Opinion of Latham & Watkins

 10.1   Senetek No. 1 Share Option Scheme for Employees. Filed as an Exhibit to Registrant's Report on
          Form S-8 on October 8, 1993, Registration No. 33-70136, and incorporated herein by reference.

 10.2   Asset Purchase Agreement dated as of July 31, 1995, between Carme International, Inc. a wholly-
          owned subsidiary of Senetek PLC and Carme Inc. Filed as an Exhibit on Form 8-K, dated
          October 10, 1995 (as amended), and incorporated herein by reference.

 10.3   Senetek No. 2 Executive Share Option Scheme for non-Executive Directors and Consultants. Filed as
          an Exhibit to Registrant's Registration Statement on Form S-8 on October 8, 1993, Registration
          No. 33-70136, and incorporated herein by reference.

 10.4   Amended and Restated Deposit Agreement dated November 6, 1992 between Senetek PLC and The
          Bank of New York. The form of such Agreement was filed as an Exhibit on Form F-6 with the
          Securities and Exchange Commission on March 19, 1992, Registration No. 33-46638, and is
          incorporated herein by reference.

 10.5   Consulting Agreement dated May 1, 1994 between Senetek PLC and Dr. G.D. Frentz. Filed as an
          Exhibit to Registrant's Annual Report on Form 10-K for the year ended December 31, 1994 and incorporated herein by reference.

Exhibit
Number                                              Description
------                                              -----------

  10.6  Service Agreement dated August 11, 1995 and Supplemental Agreement dated July 3, 1996 between
          Senetek PLC and Dr. G. Homan. Filed as an exhibit to Registrant's Annual Report on Form 10-K for the years ended December 31, 1995 and 1996 respectively and incorporated herein by reference.

  10.7  Service Agreement dated June 30, 1997 between Senetek PLC and Dr. G. Homan. Filed as an exhibit to Registrant's Annual Report on Form 10-K for the year ended December 31, 1998 and incorporated herein by reference.

  10.8  Service Agreement dated December 30, 1998 between Senetek PLC and Mr. F.J. Massino. Filed as an exhibit to Registrant's Annual Report on Form 10-K for the year ended December 31, 1998 and incorporated herein by reference.

  10.9  Settlement Agreement dated April 13, 1999 by and among Senetek PLC, Windsor Capital
          Management, Ltd. and certain other parties thereto. Filed as an exhibit to Registrant's Annual
          Report on Form 10-K for the year ended December 31, 1998 and incorporated herein by reference.

 10.10  Securities Purchase Agreement dated April 13, 1999 by and among Senetek PLC and certain other parties thereto. Filed as an exhibit to Registrant's Annual Report on Form 10-K for the year ended
          December 31, 1998 and incorporated herein by reference.

 10.11  Securities Purchase Agreement ("Securities Purchase Agreement") dated April 14, 1999 between
          Senetek PLC and the various purchasers designated in the agreement. Filed as an exhibit to
          Registrant's Report on Form 10-Q for the quarter ended June 30, 1999 and incorporated herein by reference.

 10.12  First Amendment to the Securities Purchase Agreement dated as of June 20, 2001 by and among
          Senetek PLC and the various purchasers designated in the agreement.

 10.13  Form of Amended and Restated Senior Secured Note due April 14, 2004 issued by Senetek PLC pursuant to the First Amendment to the Securities Purchase Agreement. Filed as an exhibit to
          Registrants Report on Form 10-Q for the quarter ended June 30, 2001.

 10.14  Form of Amended Series A Warrant, issued by Senetek PLC pursuant to the Securities Purchase
          Agreement. Filed as an exhibit to Registrant's Registration Statement on Form S-3
          (No. 333-37782), as amended, and incorporated herein by reference.

 10.15  Form of Amended and Restated Series A Warrant, issued by Senetek PLC pursuant to the First
          Amendment to the Securities Purchase Agreement. Filed as an exhibit to Registrants Report on
          Form 10-Q for the quarter ended June 30, 2001.

 10.16  Form of Amended Series B Warrant, issued by Senetek PLC pursuant to the Securities Purchase
          Agreement. Filed as an exhibit to Registrant's Registration Statement on Form S-3
          (No. 333-37782), as amended, and incorporated herein by reference.

 10.17  Form of Amended and Restated Series B Warrant, issued by Senetek PLC pursuant to the First
          Amendment to the Securities Purchase Agreement. Filed as an exhibit to Registrants Report on
          Form 10-Q for the quarter ended June 30, 2001.

 10.18  Form of Amended Series C Warrant, issued by Senetek PLC pursuant to the Securities Purchase
          Agreement. Filed as an exhibit to Registrant's Registration Statement on Form S-3
          (No. 333-37782), as amended, and incorporated herein by reference.

 10.19  Form of Amended and Restated Series C Warrant, issued by Senetek PLC pursuant to the First
          Amendment to the Securities Purchase Agreement. Filed as an exhibit to Registrants Report on
          Form 10-Q for the quarter ended June 30, 2001.

Exhibit
Number                                               Description
------                                               -----------

 10.20  Amended and Restated Registration Rights Agreement dated as of June 20, 2001 among Senetek
          PLC and the parties designated therein. Filed as an exhibit to Registrants Report on Form 10-Q for the quarter ended June 30, 2001.

 10.21  Security Agreement dated as of April 14, 1999 by and between Senetek PLC and the parties designated therein. Filed as an exhibit to Registrant's Report on Form 10-Q for the quarter ended
          June 30, 1999 and incorporated herein by reference.

 10.22  First Amendment to the Security Agreement dated as of June 20, 2001 by and between Senetek PLC and the parties designated therein. Filed as an exhibit to Registrants Report on Form 10-Q for the quarter ended June 30, 2001.

 10.23  Pledge Agreement dated as of April 14, 1999 by and between Senetek PLC and the parties designated therein. Filed as an exhibit to Registrant's Report on Form 10-Q for the quarter ended
          June 30, 1999 and incorporated herein by reference.

 10.24  First Amendment to the Pledge Agreement dated as of June 20, 2001 by and between Senetek PLC and the parties designated therein. Filed as an exhibit to Registrants Report on Form 10-Q for the quarter ended June 30, 2001.

 10.25  Pledge Agreement dated April 14, 1999 by and between Senetek Drug Delivery Technologies, Inc.
          and the parties designated therein. Filed as an exhibit to Registrant's Report on Form 10-Q for the quarter ended June 30, 1999 and incorporated herein by reference.

 10.26  First Amendment to the Pledge Agreement dated as of June 20, 2001 by and between Senetek Drug
          Delivery Technologies, Inc. and the parties designated therein. Filed as an exhibit to Registrants
          Report on Form 10-Q for the quarter ended June 30, 2001.

 10.27  Guaranty dated as of April 14,1999 executed by Senetek Drug Delivery Technologies Inc. and
          Carme Cosmeceutical Sciences, Inc. Filed as an exhibit to Registrant's Report on Form 10-Q for the quarter ended June 30, 1999 and incorporated herein by reference.

 10.28  First Amendment to the Guaranty dated as of June 20, 2001 executed by Senetek Drug Delivery
          Technologies, Inc. and Carme Cosmeceutical Sciences, Inc. Filed as an exhibit to Registrants
          Report on Form 10-Q for the quarter ended June 30, 2001.

 10.29  Patent and Trademark Security Agreement dated as of April 14, 1999 between Senetek PLC and the parties designated therein. Filed as an exhibit to Registrant's Report on Form 10-Q for the quarter ended June 30, 1999 and incorporated herein by reference.

 10.30  First Amendment to the Patent and Trademark Security Agreement dated as of June 20, 2001 by and between Senetek PLC and the parties designated therein. Filed as an exhibit to Registrants Report on Form 10-Q for the quarter ended June 30, 2001.

 10.31  Fixed and Floating Security Document dated April 14, 1999 executed by Senetek PLC in favor of the
          Collateral Agent named therein. Filed as an exhibit to Registrant's Report on Form 10-Q for the quarter ended June 30, 1999 and incorporated herein by reference.

 10.32  Settlement Agreement dated April 13, 1999 among Senetek PLC and the parties named therein. Filed as an exhibit to Registrant's Report on Form 10-Q for the quarter ended June 30, 1999 and incorporated herein by reference.

 10.33  Employment Agreement dated April 15, 1999 between Senetek PLC and Dr. George Van Lear. Filed as an exhibit to Registrant's Report on Form 10-Q for the quarter ended June 30, 1999 and incorporated herein by reference.

 10.34  Investment Advice Agreement dated as of June 20, 2001 by and between Senetek PLC and Scorpion
          Investments, Inc. Filed as an exhibit to Registrants Report on Form 10-Q for the quarter ended
          June 30, 2001.

Exhibit
Number                                            Description
------                                            -----------

 10.35  Revolving Credit Agreement dated as of June 20, 2001 by and between Senetek PLC and Wallington
          Investments, Ltd. Filed as an exhibit to Registrants Report on Form 10-Q for the quarter ended
          June 30, 2001.

 10.36  Form of Revolving Note, issued by Senetek PLC pursuant to the Revolving Credit Agreement. Filed as an exhibit to Registrants Report on Form 10-Q for the quarter ended June 30, 2001.

  23.1  Consent of BDO Seidman LLP

  23.2  Consent of Latham & Watkins (included in Exhibit 5)

    24  Powers of Attorney (contained on page II-8)

Item 17.  Undertakings.

(a) We hereby undertake:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that information required to be included in a post-effective amendment by paragraphs (a)(1)(i) and (a)(1)(ii) above may be contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) We hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of our annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Senetek pursuant to the provisions described in this registration statement above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of us in the successful defense of any action, suit or proceeding) is asserted against us by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Napa, California, on March 5, 2002.

                                          SENETEK PLC

                                          By:    /s/  FRANK J. MASSINO
                                             -----------------------------------
                                                       Frank J. Massino
                                                       President, Chief
                                                       Executive Officer and
                                                       Chairman of the Board of
                                                       Directors

                               POWER OF ATTORNEY

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Frank J. Massino and Stewart W. Slade, and each of them, with full power of substitution and full power to act without the other, his true and lawful attorney-in-fact and agent to act for him in his name, place and stead, in any and all capacities, to sign a registration statement on Form S-3 and any or all amendments thereto (including without limitation any post-effective amendments thereto), and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, and to file each of the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully, to all intents and purposes, as they or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by each of the following persons in the capacities and on the dates indicated.

          Signature                       Title                 Date
          ---------                       -----                 ----

    /s/  FRANK J. MASSINO     Chairman, President and Chief March 5, 2002
-----------------------------   Executive Officer
      Frank J. Massino          (Principal Executive
                                Officer)

    /s/  STEWART W. SLADE     Chief Financial Officer       March 5, 2002
-----------------------------   (Principal Financial
      Stewart W. Slade          Officer and Principal
                                Accounting Officer)

     /s/  ANDREAS TOBLER                Director            March 5, 2002
-----------------------------
       Andreas Tobler

       /s/  UWE THIEME                  Director            March 5, 2002
-----------------------------
         Uwe Thieme

    /s/  STEVEN GEORGIEV                Director            March 5, 2002
-----------------------------
       Steven Georgiev

     /s/  FRANKLIN PASS                 Director            March 5, 2002
-----------------------------
        Franklin Pass

    /s/  WADE H. NICHOLS                Director            March 5, 2002
-----------------------------
       Wade H. Nichols

                                 EXHIBIT INDEX

          Exhibit
          Number  Description
          ------  -----------

            5     Opinion of Latham & Watkins
           23.1   Consent of BDO Seidman, LLP
           23.2   Consent of Latham & Watkins (included in Exhibit 5)
           24     Powers of Attorney (contained on page II-6)